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                                                                     EXHIBIT 1.2

                       SAN DIEGO GAS & ELECTRIC COMPANY

                             FIRST MORTGAGE BONDS

                            UNDERWRITING AGREEMENT
                            ----------------------

To the Underwriters named in                           San Diego, California
     Schedule I hereof.

Dear Sirs:

          The undersigned, San Diego Gas & Electric Company, a California corporation (the "Company"), hereby confirms its agreement with the Underwriters named in Schedule I hereto, as follows:

     1.   Underwriters and Representatives.  The term "Underwriters" as used
          --------------------------------
herein shall mean the one or more persons, firms and corporations named in
Schedule I hereto (including the representatives, if any, hereinafter mentioned and any underwriter substituted in accordance with the provisions of paragraph 7 hereof), and the term "Representatives" as used herein shall mean the representative or representatives, if any, designated in Schedule II hereto, who by signing this agreement represents or represent that each has been authorized by the Underwriters to execute this agreement on their behalf and to act for them in the manner herein provided. If there are no such representatives, the term "Representatives" as used herein shall refer to the Underwriters. All obligations of the Underwriters hereunder are several and not joint.

     2.   Description of Bonds.  The Company proposes to issue and sell its
          --------------------
First Mortgage Bonds in the principal amount and with such series designation and other terms as are set forth in Schedule II hereto (the "Bonds"), to be issued under and secured by the Mortgage and Deed of Trust, dated as of July 1, 1940, as amended and supplemented to date (the "Indenture"), between the Company and US Bank Trust National Association, as successor Trustee.

     3.   Representations and Warranties of the Company.  The Company represents
          -------------------------------------------
and warrants to the Underwriters and each person, if any, who controls any Underwriter (other than a partner of any Underwriter firm or any person controlling any Underwriter who may be an officer or director of the Company) that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements (as specified in Schedule II hereto) on such Form covering the registration of the Bonds under the Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Indenture Act"), a reasonable number of

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copies of which have been delivered to the Representatives, and each such registration statement has been declared effective by the Commission. Each such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule. The Company has filed or proposes to file with the Commission a prospectus supplement specifically relating to the Bonds, a reasonable number of copies of which have been or will be delivered to the Representatives. Each registration statement, as amended at the date hereof, including the prospectus included therein, all documents incorporated by reference therein and all exhibits thereto, but excluding the Form T-1 statement of the Trustee under the Indenture, is herein referred to as the "Registration Statement." The prospectus, as supplemented to specifically refer to the final terms and conditions of the Bonds, in the form first filed with the Commission pursuant to Rule 424 under the Act, including all documents incorporated by reference therein, is herein referred to as the "Prospectus," and any preliminary form of the Prospectus is herein referred to as a "Preliminary Prospectus."

     (b) The Commission has not issued an order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus; the Registration Statement as of its effective date (including the date or dates any amendments thereto became effective), and each Preliminary Prospectus, as of the issue date thereof, complied in all material respects with the Act and the Indenture Act and the respective rules, regulations and instructions of the Commission thereunder and neither the Registration Statement, as of the aforesaid effective date, nor any Preliminary Prospectus, as of its issue date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date hereof and at all times subsequent hereto up to the Closing Date as hereinafter defined, the Registration Statement and the Prospectus, and any amendments or supplements thereto, comply and will comply in all material respects with the provisions of the Act and the Indenture Act and the respective rules, regulations and instructions of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendments or supplements thereto, contain or will contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The documents incorporated by reference in the Registration Statement, in each Preliminary Prospectus and in the Prospectus, when they were filed with the Commission, complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations and instructions of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof

                                      -2-

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     will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and the rules, regulations and instructions of the Commission thereunder, and none of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Deloitte & Touche, who have examined the consolidated financial statements included or incorporated by reference in the Registration Statement, in each Preliminary Prospectus and in the Prospectus, and have issued their opinion thereon, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement or in the Prospectus, and other than as disclosed therein, (i) neither the Company nor any of its subsidiaries has, and, on the Closing Date (as defined in paragraph 6 hereof), neither the Company nor any of its subsidiaries will have, incurred, except in the ordinary course of business, any liabilities or obligations, contingent or otherwise, which are material in the aggregate to the Company and its subsidiaries, taken as a whole, and (ii) there has been, and on the Closing Date there will have been, no material adverse change in the condition or results of operations, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

          (f) Except as set forth in the Registration Statement or in the Prospectus there are no material legal proceedings to which the Company or any subsidiary is a party or of which property of the Company or any subsidiary is subject and, to the best of the Company's knowledge, no such proceedings are contemplated by governmental authorities or others.

          (g) This agreement has been duly authorized, executed and delivered on behalf of the Company and assuming that it has been duly authorized, executed and delivered by or on behalf of the Underwriters, is a valid and binding agreement of the Company enforceable in accordance with its terms; the Company has or will have, prior to the Closing Date, full corporate power and lawful authority to issue and sell the Bonds on the terms and conditions herein contemplated and such issue and sale shall have been duly authorized by such orders of the Commission as are required under the laws administered by it and by order of the Public Utilities Commission of the State of California, and (subject to compliance with applicable blue sky laws of states and other jurisdictions) no other approval of any public body is or will, on the Closing Date, be necessary in connection with the issue and sale of the Bonds to the Underwriters.

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          (h)  The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Articles of Incorporation, its by-laws, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound.

          Notwithstanding anything herein contained, the Company makes no warranties (i) as to any statement in or omission from the Form T-1 statement signed by the Trustee under Indenture or (ii) to any Underwriter as to untrue statements, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made solely in reliance upon information furnished herein or in writing to the Company by any Underwriter, directly or through the Representatives, for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

     4.   Purchase and Sale of Bonds.  On the basis of the representations and
          --------------------------
warranties herein contained and subject to the terms and conditions of this agreement, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of the Bonds set forth after the name of such Underwriter in Schedule I hereto, at the purchase price set forth in Schedule II hereto.

     5.   Public Offering.  The Underwriters agree that as soon as practicable,
          ---------------
in the judgment of the Representative, they will make a bona fide public offering of their respective portions of the Bonds, at the initial public offering price set forth in the Prospectus, with such concessions and discounts to dealers as may be set forth therein. It is understood that after the initial such offering of the Bonds the Underwriters reserve the right to vary the offering price and any concessions or discounts to dealers and to withdraw, cancel or modify such offering without notice.

     6.   Times and Places of Closing.  The Bonds in the form of one or more
          ---------------------------
original certificates shall be delivered at the office of the Company, 101 Ash Street, San Diego, California, 92101 on the date and the time specified in
Schedule II hereto, or on such other date and at such other time and place as the Representatives and the Company may agree upon in writing or on such other date and at such other time as shall be fixed pursuant to paragraph 7 hereof (such date and time being herein called the "Closing Date"), to or on the order of the Representatives, but for the respective accounts of the Underwriters purchasing the same, against payment for the account of the Company of the aggregate purchase price in Federal funds, or other funds immediately available in San Diego, California, by certified or official bank check or checks payable upon the order of the Company or by bank wire to an account designated by the Company. Additional certificated for the Bonds shall be available on the Closing Date for delivery in New

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York, New York, to or on the order of the Representatives against cancellation of the original certificate or certificates. The Company agrees to have such additional certificates available for inspection, checking and packaging by the Representatives in New York, New York, not later than 10:00 A.M., New York Time, one full business day prior to the Closing Date. Such certificates shall be registered in such names and in such denominations as the Representatives may request not less than five days in advance of the Closing Date. The Bonds shall be transferable without charge by the Company other than to cover taxes or other governmental charges.

          It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company for the Bonds to be purchased by any Underwriter or Underwriters whose check or checks shall not have been received by the Representatives at the time of closing as aforesaid, for the account of such Underwriter or Underwriters. Any such payment by the Representatives shall not relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

     7.   Partial Default by Underwriters.  If one or more Underwriters shall
          -------------------------------
default in its or their obligation (otherwise than for some reason sufficient to justify the cancellation or termination of this agreement) to purchase and pay for the Bonds which it or they have agreed to purchase and pay for under this agreement, and if the aggregate principal amount of such Bonds:

          (a) does not exceed 10% of the aggregate principal amount of the Bonds, the non-defaulting Underwriters shall have the right and become obligated severally to take up and pay for (in addition to the amount of Bonds set opposite their respective names in Schedule I attached hereto) the Bonds agreed to be purchased by all such defaulting Underwriters as nearly as possible in the respective proportions which the amounts set opposite the names of such non-defaulting Underwriters in Schedule I attached hereto bear to the aggregate of the amounts so set opposite the names of all such non-defaulting Underwriters, provided, however, that in no event shall any non-defaulting Underwriter be obligated under this paragraph 7(a) to take up and pay for more than one-ninth of the amount of Bonds set opposite its name in Schedule I hereto. The Representatives, for the accounts of the several non-defaulting Underwriters, may take up and pay for all or any part of such additional amount of Bonds to be purchased by each such Underwriter under this paragraph 7(a), or the Representatives may find one or more substitute underwriters to purchase such Bonds or one or more of the remaining Underwriters may agree to purchase such Bonds in such proportions as may be approved by the Representatives, in each case upon the terms herein set forth. In any such event, the Representatives may postpone the time for delivery of the Bonds to a later time on the day of the Closing Date or on the next following business day; or

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          (b)  exceeds 10% of the aggregate principal amount of the Bonds, the
     Representatives, at any time within 24 hours following the Closing Date, may arrange for a person or persons satisfactory to the Company (who may be or may include one or more of the non-defaulting Underwriters) to take up and pay for, in such proportions as the Representatives may determine, the principal amount of the Bonds agreed to be purchased by all such defaulting Underwriters and, if such arrangements are so made, the time for delivery of the Bonds may be postponed by the Representatives to a later time on said date or until any time prior to 10:00 A.M., California Time, and the fourth succeeding business day and, in such event, the Company agrees to file promptly with the Commission any amendment to the Registration Statement or supplement to the Prospectus as may, in the opinion of Underwriters' counsel ("Counsel for the Underwriters"), be required, and the delivery of the Bonds shall be subject to the condition that such amendment shall have become effective or such supplement shall have been filed. If the Bonds which any defaulting Underwriter or Underwriters agreed to purchase and pay for shall not be purchased by non-defaulting or substituted Underwriters as above provided, such default shall not relieve any Underwriter from its obligation to purchase and pay for the principal amount of Bonds set opposite its name in Schedule I hereto, and the Company in such event may elect within a further 24-hour period either (i) to terminate this agreement without liability on the part of the Company or any non-defaulting Underwriter, or (ii) to proceed with the sale and delivery hereunder of less than all of the Bonds. If the Company shall so elect to proceed, it shall notify the Representatives within such further 24-hour period and may postpone the time for delivery of the Bonds to a later time on the day of the Closing Date or may postpone the Closing Date to any day within the next seven days after the day originally specified for the Closing Date.

     Any action under this paragraph 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this agreement.

     8.   Certain Covenants of the Company.  The Company agrees:
          --------------------------------

          (a) To file or mail for filing with the Commission in the manner prescribed by Rule 424 under the Act copies of the Prospectus in the form approved by the Representatives and to make no further amendments or supplements to the Registration Statement or Prospectus after the date hereof and prior to the Closing Date without the prior consent of the Representatives which will not unreasonably be withheld:

          (b) To use its best efforts to qualify the Bonds and to assist in the qualification of the Bonds by or on behalf of the Representatives for offer and sale under the blue sky laws of such states and other jurisdictions as the Representatives may designate

                                      -6-





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     and to reimburse the Representatives for fees and out-of-pocket expenses paid by them or on their behalf to so qualify the Bonds for offer and sale; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or pay or reimburse the Representatives for such fees and expenses in an amount aggregating in excess of $12,000; and to prepare and file, from time to time, such statements and reports as are or may be required of it as the issuer of the Bonds to continue such qualifications under such blue sky laws in effect for so long a period as the Representatives may reasonably request;

          (c) To furnish to each Representative one signed copy of the Registration Statement and of all amendments thereto (including all exhibits except those incorporated by reference), one signed copy (which may be included in the Registration Statement or amendments thereto) of each consent and certificate or opinion of independent public accountants and of each other person whose profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, and to furnish the Representatives sufficient unsigned copies of the foregoing (other than exhibits) for distribution of one such copy to itself and each of the other Underwriters;

          (d) To deliver to the Underwriters without charge, as soon as practicable after the date hereof, and from time to time for period of nine months thereafter, as many copies of the Prospectus (and any amendments or supplements thereto) as the respective Underwriters or the Representatives may reasonably request for the purposes contemplated by the Act;

          (e) To advise the Representatives promptly (confirming such advice in writing) of any official request made by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto and of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and if any such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

          (f) To advise the Representative promptly of any order or action of any court or the Commission and of any order or communication of a public authority addressed to the Company suspending, or threatening to suspend, the qualification of any of the Bonds for sale and, in the event of any order preventing the offering or sale of any of the Bonds promptly to use its best efforts to obtain the withdrawal of such order;

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          (g)  To apply an amount equal to the net proceeds from the sale of the
     Bonds for the purposes set forth in the Prospectus;

          (h) As long as any of the Bonds shall remain outstanding, to furnish the Representative and each of the other Underwriters on its request, as soon as practicable, (i) copies of any published reports of the Company, including the annual report and quarterly reports of the Company to its shareholders, and (ii) copies of earnings statements of the Company after the end of each of the first three quarters of the fiscal year;

          (i) As soon as practicable, to make generally available to its security holders and deliver to each of the Underwriters, on request, a copy of an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as that term is defined in Rule 158 under the Act), which earning statement shall be in such form and of such substance as may be necessary to condition the right of recovery as provided in the last paragraph of Section 11(a) of the Act;

          (j) So long as the Act requires the use of a prospectus in connection with the sale of the Bonds, but not longer than nine months after the date hereof, if any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading, the Company will notify the Representatives and, upon the request of the Representatives (if made within such period), will forthwith prepare and furnish to each Underwriter and to any dealer in securities, a supplement to the Prospectus or an amended prospectus which will correct such statement or omission. After nine months from the date hereof, any prospectus or supplement thereto or amended prospectus required by any Underwriter will be supplied by the company at the request of such Underwriter but only at the expense of such Underwriter;

          (k) To pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement and the printing of the copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and this agreement (including any attached and related agreements) required by the Underwriters, (ii) the issue and delivery of the Bonds to the Underwriters, (iii) the qualification of the Bonds under the blue sky laws as aforesaid (subject to the limits on such expenses and fees specified in subparagraph (b) of this paragraph 8) and all registrations and listings of the Bonds, and (iv) the furnishing of the opinions of counsel to the Company, certificates and letters of the independent public accountants and the certificates referred to in paragraph 9 hereof;

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          (l)  To pay the fees and expenses of Counsel for the Underwriters and to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this agreement in the event that the Underwriters hereunder do no take up and pay for any of the Bonds for a reason expressly permitted by the terms of this agreement, the Underwriters agreeing to pay such fees and expenses in any other event, except as herein otherwise specifically provided;

          (m) Between the date hereof and the Closing Date, not to offer or sell any securities under the Indenture, other than pursuant to the terms of this agreement; and

          (n) That the Board of Directors of the Company will adopt prior to the Closing Date resolutions in form and contents satisfactory to Counsel for the Underwriters creating the terms and authorizing the issuance of the Bonds pursuant to the Indenture.

     9.   Conditions of Underwriters' Obligations.  The several obligations of
          ---------------------------------------
the Underwriters hereunder shall be subject to the condition that all representations, warranties, and other statements of the Company herein, or made pursuant to this agreement, are true and correct, except for immaterial details, the condition that the Company performs all its obligations hereunder, except for immaterial delays, and the following additional conditions precedent;

          (a) The Registration Statement shall at the Closing Date remain in effect and no stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus shall have been issued and no proceedings for such purposes shall be pending or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with by the Company to the satisfaction of the Commission and Counsel for the Underwriters; and no legal action shall have been commenced seeking to enjoin the issuance or sale of any of the Bonds or otherwise challenging the legality or enforceability of any of the Bonds or the transactions contemplated hereby.

          (b) Prior to the Closing Date, (i) the Board of Directors of the Company shall have adopted resolutions in form and content satisfactory to Counsel for the Underwriters creating the terms and authorizing the issuance of the Bonds pursuant to the Indenture, (ii) the Public Utilities Commission of the State of California and the Commission shall have entered such orders as are required to permit the issue and sale of the Bonds on the terms set forth in the Prospectus and in this agreement, (iii) any other public bodies having jurisdiction over the issue and sale of the Bonds to the Underwriters shall have entered such orders as may be necessary in this connection, and (iv) all such resolutions and orders shall be

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     in full force and effect, and all conditions precedent contained therein shall have been fully complied with.

          (c) The Representatives shall have been received from Counsel for the Underwriters an opinion satisfactory to the Representatives with respect to the validity of the Indenture and the Bonds and the sufficiency of all corporate proceedings relating thereto and with respect to such other legal matters relating to this agreement, the Registration Statement and the Prospectus as the Representatives may reasonably require.

          (d) The Company shall have furnished to Counsel for the Underwriters such documents and information as the Representatives or Counsel for the Underwriters may reasonably request for the purpose of enabling them to pass upon the legal matters referred to above.

          (e) The Company shall have furnished to the Representatives the opinions, dated as of the Closing Date, of the General Counsel of the Company and of outside Counsel for the Company, to the effect that;

               (i) the Company is a corporation duly incorporated, validly existing, in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of California, and has the authorized capitalization as set forth in the Registration Statement and the Prospectus;

               (ii) each of the active subsidiaries owned directly by the Company is a corporation duly incorporated, validly existing and authorized to exercise its corporate powers, rights and privileges under the laws of the jurisdiction in which it was incorporated, and is duly qualified as a foreign corporation in all other jurisdictions wherein the character of the properties owned or the nature of the business transacted makes such qualification necessary;

               (iii) the statements of law and legal conclusions contained in the Registration Statement and the Prospectus, and any supplement or amemdment or amendment thereto, have been reviewed by such counsel and are accurate and fairly present the information required to be presented with respect thereto; and the statements in the Prospectus under "The Bonds" and in any supplement or amendment to the Prospectus specifically relating to the Bonds, insofar as such statements constitute as summary of the Indenture and the Bonds, fairly present the information called for with respect to such documents;

          (iv) subject to the lien of the Indenture, the Company has good title to all properties possessed by it, free and clear of all liens and encumbrances, except as permitted by the Indenture, tax liens and other matters affecting some of the properties which in the opinion of such counsel do not affect the Company's title to or right to use said properties in conduct of its business; and all of said properties are covered by and subject to the Indenture, except as set forth in the Registration Statement and the Prospectus and as provided in or permitted by the Indenture; and the statements made with respect to the lien of the Indenture in the Registration Statement and the Prospectus are accurate and fairly present the information required to be presented with respect thereto;

          (v) the Public Utilities Commission of the State of California and the Commission have entered such orders as are required to permit the issue and sale of the Bonds on the terms set forth in the Registration Statement, the Prospectus and this agreement; and (subject to compliance with applicable blue sky laws of states and other jurisdictions) no other approval or authorization of any public body is necessary in connection with the issue and sale of the Bonds to the Underwriters;

          (vi) the Indenture has been duly authorized, executed and delivered by the Company; the Indenture is a valid and binding instrument of the Company enforceable in accordance with its terms and, although subject to possible nonenforceability as to certain specific remedies set forth therein, is adequately enforceable, except as such opinion as to validity or enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to the enforcement of creditors' rights or by the application of general equitable principles when equitable remedies are sought, and with respect to the Company's interest in atomic energy facilities, such opinion as to enforceability may be limited by the provisions of the Atomic Energy Act of 1954, as amended, and the regulations thereunder; the Indenture has been duly recorded in California where required; and all requisite steps have been taken to perfect the security interest of the Indenture in such of the personal property of the Company specified in the Indenture and the Indenture constitutes a lien of record on the property of the Company of the nature and to the extent set forth in the Registration Statement and the Prospectus;

          (vii) the Bonds have been duly authorized, executed and authenticated, issued, sold and delivered and are valid and binding instruments of the Company enforceable in accordance with their terms, except to the extent limited under paragraph (vi) above;

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          (viii)  the Registration Statement and the Prospectus (other than the financial statements included therein, as to which no option need be rendered), and any supplement or amendment thereto, as of their respective effective or issue dates and as of the Closing Date, complied and comply as to form in all material respects with the provisions of the Act and the Indenture Act and the respective rules, regulations and instructions of the Commission thereunder and, as of such respective dates, such counsel does not know of any untrue statement of a material fact in the Registration Statement, the Prospectus, or such supplement or amendment, or of the omission to state in the Registration Statement or the Prospectus, or such supplement or amendment, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading;

          (ix) this agreement has been duly authorized, executed and delivered on behalf of the Company and assuming that it has been duly authorized, executed and delivered by or on behalf of the Underwriters, is a valid and binding agreement of the Company enforceable in accordance with its terms except that rights to indemnity hereunder may be limited under applicable laws;

          (x) the performance by the Company of this agreement will not contravene any provision of applicable law (subject to compliance with applicable blue sky laws of states and other jurisdictions) or the Articles of Incorporation or by-laws of the Company or to the knowledge of such counsel, any agreement or other instrument binding upon the Company;

          (xi) subject to compliance with applicable blue sky laws of states and other jurisdictions and Section 5(b) of the Act, the Bonds may be marketed in interstate commerce on the terms set forth in the Registration Statement and Prospectus and any supplement or amendment thereto; and

          (xii)   the Indenture has been duly qualified under the Indenture Act.

     In rendering such opinion, the General Counsel may rely upon the opinion of outside counsel to the Company as to all matters pertaining to title to property and the lien of the Indenture.

          (f) The Company shall have furnished to the Representatives a certificate dated as of the Closing Date of an officer of the Company satisfactory to the Representatives that as of the Closing Date he does not know of any proceeding instituted or threatened of a character required to be disclosed in the Registration Statement or in the Prospectus which is not disclosed therein; that he does not know of any contracts which are required to be referred to in the Registration Statement or in the Prospectus or filed as exhibits to the Registration Statement which are not referred to therein or so filed exhibits; that to the best of his knowledge since the respective dates as of which information is given in the Registration Statement or in the Prospectus except to the extent disclosed therein; that neither the Company nor any of its subsidiaries has incurred, except in the ordinary course of business, any liabilities or obligations, contingent or otherwise, which are material in the aggregate to the Company and its subsidiaries taken as a whole, and there has been no material adverse change in the condition or results or operations, financial or otherwise, of the Company and its subsidiaries taken as a whole; that there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder and which upon such filing would be deemed to be incorporated by reference in the Registration Statement or in the Prospectus, which has not been so filed; and that no stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus has been issued and no proceedings for such purposes are pending before or to the knowledge of the Company threatened by the Company.

          (g) The Representatives shall have received from Deloitte & Touche a letter, dated and delivered to the Representatives on the Closing Date, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and stating in effect that;

               (i) in their opinion, the consolidated financial statements and schedules examined by them and incorporated by reference in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations of the Commission thereunder;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that;

                    (A) if unaudited condensed consolidated financial statements are included or incorporated by reference in the Registration Statement and the Prospectus the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations of the Commission thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                    (B) if the latest available unaudited consolidated financial statements are not included or incorporated by reference in the Registration Statement and the Prospectus, there were any decreases during the period of such latest available unaudited consolidated financial statements as compared with the corresponding period in the preceding year in operating revenues, net income, or in the total or per share amounts of earnings applicable to common shares or there was any decrease in common stock equity during such period, other than as occasioned by the declaration of dividends as compared with the corresponding amount shown in the most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectus;

                    (C) at a specified date not more than five days prior to the Closing Date there was any decrease in common stock equity, other than as occasioned by the declaration of dividends, as compared with the amount shown in the most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or there were any significant events from the date of the latest available unaudited consolidated financial statements through a specified date not more than five days prior to the Closing Date that would decrease operating revenues, net income, earnings available for common stock or earnings per common share in the month in which such specified date occurs and the prior month not included in the latest available unaudited consolidated financial statements, as compared to the same period in the prior year; and

          (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (h) The Company shall have furnished to the Representatives such other affidavits and certificates as to the accuracy and completeness of any statement in the Registration Statement or in the Prospectus as of the Closing Date as the Representatives may reasonably request, upon timely notice.

          All opinions, letters and certificates above mentioned shall be deemed to be in compliance with this paragraph 9 only if they shall be in form and substance satisfactory to Counsel for the Underwriters; and there shall be delivered to the Representatives sufficient copies of the above mentioned legal opinions and letters for each of the Underwriters.

          In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled, this agreement may be terminated by the Representatives upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as provided in subparagraphs (b), (k) and (l) of paragraph 8 hereof.

     10.  Conditions of Company's Obligations. The obligations of the Company to
          -----------------------------------
sell and deliver the Bonds are subject to the following Conditions:

          (a) At the Closing Date, the order of the Public Utilities Commission of the State of California and all requisite orders of the Commission permitting the issue and sale of the Bonds shall have been entered in, none of such orders shall contain any conditions deemed by the Company to be unduly burdensome of it (it being understood that any such order in effect as of the date hereof contains no such burdensome conditions), and no stop order suspending the effectiveness of the Registration Statement or other orders preventing or suspending the use of the Prospectus shall be in effect and no proceedings therefor shall be pending before or threatened by the Commission; and

          (b) Concurrently with the delivery of the Bonds to the Representatives at the Closing Date, the Company shall receive the full purchase price of the Bonds so delivered.

          In case either of the conditions specified above in this paragraph 10 shall not have been fulfilled, this agreement may be terminated by the Company, upon notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as provided in subparagraphs (b), (k), and (l) of paragraph 8 hereof.

     11.  Indemnification and Contribution.
          -------------------------------

          (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter (other than a director or officer of the Company) within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure of the Company to obtain any requisite order, approval or authorization of any public body in connection with the issue and sale of the Bonds to the Underwriters, or (ii) any untrue statement or alleged untrue statement of any material fact included in the Registration Statement, or in any Preliminary Prospectus or in the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action (x) arises out of or in based upon on untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or in any Preliminary Prospectus or in the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives specifically for use in the preparation thereof, or (y) is caused by any statement in or omission from the Form T-1 statement signed by the Trustee under the Indenture, or (z) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, and the Bonds in respect of which such loss, claim, damage, liability or action is asserted shall have been delivered after sale without being accompanied or preceded by a Prospectus (excluding documents incorporated by reference) at a time when such delivery of such Prospectus is required by the Act. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each director and officer of the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or in any Preliminary Prospectus or in the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or in any Preliminary Prospectus or in the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter, directly or through the Representatives, specifically for use in preparation thereof, and will reimburse the Company and each person so indemnified for any legal or other expenses reasonably incurred by the Company or such person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c)  Promptly after receipt by an indemnified party under subparagraph
     (a) or (b) or this paragraph II of notice of the commencement of any action such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subparagraph, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subparagraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action.

     Except when the presence of conflicts of interests otherwise require, it is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm for all such indemnified parties. An indemnifying party shall not be liable for any settlement of any action or claim affected without its consent.

          (d) If recovery is not available under the foregoing indemnification provisions of this paragraph 11, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section II(f) of the Act. In determinating the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Bonds (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Bonds purchased by such Underwriter under this agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     12.  Survival of Warranties, etc.  The indemnity and contribution
          ----------------------------
agreements contained in paragraph II hereof and the representations, warranties and other statements of the Company in this agreement, or made pursuant to this agreement, shall remain in full force and effect regardless of (i) any termination of this agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company, or any of the officers, directors or controlling persons and (iii) acceptance of and payment for the Bonds hereunder.

     13.  Effective Date of this Agreement, Termination.  This agreement shall
          ---------------------------------------------
become effective upon release by the Representatives of the Bonds for sale to the public. For purposes of this paragraph 13 the Bonds shall be deemed to have been released for sale to the public upon release by the Representatives of a newspaper advertisement relating to the Bonds or upon release by the Representatives of telegrams, or other equivalent standard form of telecommunication, offering the Bonds for sale to securities dealers, whichever shall first occur. Until such time this agreement may be terminated by the Company by notice to the Representatives, or by the Representatives by notice to the Company.

          In addition to the foregoing provisions and to the applicable provisions contained in paragraphs 7, 9, and 10 hereof, this agreement may also be terminated at any time prior to the Closing Date by the Representatives if at or prior to the Closing Date (i) trading on the New York or American Stock Exchanges shall have been suspended by the Commission or other governmental authority or by either such Exchange (other than in connection with program trading), or a banking moratorium shall have been declared by New York or United States governmental authorities; (ii) there shall have been an outbreak or escalation of war or other major hostilities involving the United States which in the judgment of the Representatives makes it impracticable or inadvisable to offer or sell the Bonds; (iii) the Company shall have sustained a material and substantial loss by fire, flood, accident, earthquake or other calamity, whether or not said loss shall have been insured; (iv) any change (or announced intention to consider any change) lowering the rating for the long term debt securities of the Company by either Moody's Investment Services, Inc., or Standard & Poor's Corp., or (v) there shall have occurred any other condition of termination set forth in Schedule II hereto. If the Representatives elect to terminate this agreement, as provided in this paragraph 13, the Company and each other Underwriter shall be notified promptly by telephone, telegraph or other equivalent standard form telecommunication confirmed in writing.

          If this agreement shall be terminated for any reason permitted under this agreement, or if the sale of the Bonds to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated in this agreement (except that the Company shall remain liable to the extent provided in subparagraphs (b), (k) and (l) of paragraph 8 hereof) and the Underwriters, other than a defaulting Underwriter, if any, shall be under no liability to the Company nor be under any liability to one another under this agreement.

     14.  Notices.  All statements, requests, notices and agreements hereunder
          -------
shall be in writing, or by telegram or other equivalent standard form of telecommunication, and if to the Underwriters or the Representatives, shall be sufficient in all respects if delivered or sent to the Representatives at the address specified in Schedule II hereto, and, if to the Company, attention Corporate Secretary, at 8326 Century Park Court, San Diego, California 92123

     15.  Parties in Interest.  This agreement shall inure solely to the benefit
          -------------------
of the Company and the Underwriters and, to the extent provided in paragraph 11 hereof, to any officer or director of the Company or to any person who controls the Company or any Underwriter, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this agreement. The term "successors" shall not include any purchaser of any of the Bonds from any Underwriter merely because of such purchase.

     16.  Applicable Law.  This agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California.

     17.  Counterpart Originals.  This Agreement may be executed in two or more
          ---------------------
counterparts (and any party hereto may execute any counterpart), each of which, when executed and delivered shall be deemed an original, and all of the counterparts when taken together shall be deemed to be one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. Whereupon this letter shall constitute a binding agreement between the Company and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        SAN DIEGO GAS & ELECTRIC COMPANY



                                        By
                                          ------------------------------

                                        Name:___________________________

                                           Its:
                                               -------------------------

Confirmed as of the date of this
agreement specified in Schedule II
hereto:


__________________________________
__________________________________

                                  SCHEDULE I

                                                        Principal
Underwriter                                             Amount
-----------                                             ---------







------------------------                              $ ____________________

------------------------

------------------------

Total                                                 $ ____________________

                                  SCHEDULE II

                     Description of Bonds and Other Terms

Designation:              First Mortgage Bonds, Series __ due _________

Principal Amount:         $

Maturity Date:

Interest Rate:

Interest Payment Dates:

Purchase Price:

Other Terms:

Settlement:

Sinking Fund:

Bid Date:

Date and Time
of Closing:

Names of
Representatives:
(with address
for notices)

Date of
Underwriting Agreement:

Registration Statement:

Redemption Provisions:

                                     -22-